                                                                      EXHIBIT 24

                               POWER OF ATTORNEY
                               -----------------

     Each director of Columbia Banking System, Inc. (the "Company"), whose signature appears below, hereby appoints Arnold G. Espe, W.W. Philip and J. James Gallagher, or each of them, as his or her attorney to sign, in his or her name and behalf and in any and all capacities stated below, the Company's Registration Statement on Form S-4 (the "Registration Statement") for the registration of securities in connection with the Plan and Agreement of Reorganization and Merger dated as of June 30, 1997, among Cascade Bancorp, Inc., Cascade Community Bank, Columbia State Bank and the Company, and the Plan and Agreement of Reorganization and Merger dated as of July 30, 1997, among the Bank of Fife, Columbia State Bank and the Company, each as described in the Joint Proxy Statement/Prospectus included in the Registration Statement, and likewise to sign any and all amendments (including post-effective amendments) and other documents relating thereto as shall be necessary to cause the Registration Statement to become effective, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to sign any document deemed necessary by such attorney to cause the issuance of securities to be made in compliance with the Blue Sky and securities laws of any state or foreign jurisdiction (the signing of any such document to be conclusive evidence that the attorney considers such document necessary or desirable), and to sign any and all such documents upon the advice of legal counsel to carry out the issuance of the Company's securities to shareholders of Cascade Bancorp, Inc. and the Bank of Fife, each such person hereby granting to each such attorney power to act with our without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 3rd day of September, 1997.


         SIGNATURE                          TITLE
         ---------                          -----


/s/ A.G. Espe
- ---------------------------                Director
A.G. Espe


/s/  W. Barry Connoley
- ---------------------------                Director
W. Barry Connoley


/s/  Richard S. DeVine
- ---------------------------                Director
Richard S. DeVine


/s/  Jack Fabulich
- ---------------------------                Director
Jack Fabulich



                                      -1-
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/s/  Jonathan Fine
- ---------------------------                    Director
Jonathan Fine


/s/  John P. Folsom
- ---------------------------                    Director
John P. Folsom


/s/  Margel S. Gallagher
- ---------------------------                    Director
Margel S. Gallagher



- ---------------------------                    Director
John A. Halleran


/s/  W.W. Philip
- ---------------------------                    Director
W.W. Philip



- ---------------------------                    Director
John H. Powell


/s/  Robert E. Quoidbach
- ---------------------------                    Director
Robert E. Quoidbach


/s/  Donald Rodman
- ---------------------------                    Director
Donald Rodman


/s/  Frank H. Russell
- ---------------------------                    Director
Frank H. Russell


/s/  Sidney R. Snyder
- ---------------------------                    Director
Sidney R. Snyder


/s/  James M. Will, Jr.
- ---------------------------                    Director
James M. Will, Jr.

                                      -2-